                         NOTICE OF GUARANTEED DELIVERY

                      FOR TENDER OF SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF

                             THE UNION CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") representing shares of common stock, par value $0.50 per share, of The Union Corporation, a Delaware corporation (the "Company"), including the associated Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of March 14, 1988 (as amended, the "Rights Agreement"), between the Company and First National Bank of Boston as Rights Agent, are not immediately available, (ii) time will not permit Share Certificates and all other required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)), or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or sent by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                            ------------------------

           BY MAIL:                        BY HAND:                     BY OVERNIGHT:

   ChaseMellon Shareholder         ChaseMellon Shareholder         ChaseMellon Shareholder
       Services, L.L.C.                Services, L.L.C.                Services, L.L.C.
     Post Office Box 3301          120 Broadway--13th Floor           85 Challenger Road
  South Hackensack, NJ 07606          New York, NY 10271            Mail Drop--Reorg Dept.
     Attn: Reorganization            Attn: Reorganization         Ridgefield Park, NJ 07660
          Department                      Department                 Attn: Reorganization
                                                                          Department

           FACSIMILE TRANSMISSION:                         CONFIRMATION OF FAX:

               (201) 329-8936                                 (201) 296-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

    The undersigned hereby tenders to Sherman Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Outsourcing Solutions Inc. ("Parent"), a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 24, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

-------------------------------------------
  Number of Shares: ____________________________________________________________
  Account Number: ______________________________________________________________

  Certificate No(s). (if available):
  ______________________________________________________________________________
  ______________________________________________________________________________

  If Share(s) will be tendered by book-entry
  transfer check one box :
  / / The Depository Trust Company
  / / The Philadelphia Depository Trust
    Company
  Account Number: ______________________________________________________________
  Date:__________________________________________________________________, 199__
-------------------------------------------
-------------------------------------------

  Name(s) of Record Holder(s):

  ______________________________________________________________________________

  ______________________________________________________________________________

  Address(es): _________________________________________________________________

  ______________________________________________________________________________

  ______________________________________________________________________________

  Area Code and Telephone Number(s):

  ______________________________________________________________________________

  ______________________________________________________________________________

  ______________________________________________________________________________

  ______________________________________________________________________________
                                  SIGNATURE(S)

-----------------------------------------------------

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a financial institution which is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares, into the Depositary's account at The Depository Trust Company or The Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

-------------------------------------------
  Name of Firm: ________________________________________________________________
  Address: _____________________________________________________________________
                                                                        ZIP CODE

  Area Code and
  Telephone Number: ____________________________________________________________

-------------------------------------------
-------------------------------------------

  ______________________________________________________________________________
  AUTHORIZED SIGNATURE

  Title: _______________________________________________________________________

  Dated: _______________________________________________________________ , 199__

------------------------------------------

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3